Exhibit 10.64


MASTER SERVICES CONTRACT

ACCOUNT NO. 18-3501-001-951-1
TAXPAYER I.D. (S)
ORDER CONTROL CODE(S) SO5, SO5A

This Contract is entered into by and between Southern California
Gas Company ("Utility")and SAN DIEGO GAS & ELECTRIC ("Customer") as of the 30th day of JUNE, 1998.

NOW THEREFORE, in consideration of the promises and mutual undertakings set forth herein, the parties agree as follows:

Section 1 - Scope
This Contract sets forth the general terms and conditions under which Utility will provide gas services to Customer pursuant to the applicable Tariff Rate Schedules and Tariff Rules which have been filed with the Public Utilities Commission of the State of California ("CPUC"), as in effect from time to time. Such services shall be limited to those services specified by Customer from tire to time under Section 2 hereof and for which Customer qualifies. Service under this Contract shall commence on JULY 1st, 1998 ("Effective Date") and continue thereafter so long as one or more of the attached Schedules referenced in Section 2 remain in effect. This Contract shall also remain in effect to permit any "winding up" occurring thereafter (e.g., billing and payment reconciliations, collection of gas imbalances, etc.) or to enforce or satisfy any obligations arising prior to the end of the Contract.

Section 2 - Applicable

Utility offers the following "menu" of gas services:

A. Intrastate Transportation Service.                          (x)
B. Marketer/Core Aggregator/Use or Pay Aggregator Service.     ( )
C. GasSelect Service.                                          (x)
D. Basic Storage Service.                                      ( )
E. Auction Storage Service.                                    ( )
F. Long Term Storage Service.                                  ( )
G. Gas Swap Storage Service.                                   ( )
M. Extended Balancing Storage Service.                         ( )
l. Other Services:                                             (x)

   <Transaction based storage service>
   <Firm "restated" access transportation agreement>
                                                         <LFM>
                                                         <7/7/98>
                                                    <GRM> <7/8/98>


Form 6597 - Revised 6/22/93                            Contract #
Customer has as of the Effective Date requested and agreed to pay for those services checked above. Utility has determined that Customer qualifies for such service(s). Additional services my be requested by Customer from time to time consistent with Utitity's Tariff Rate Schedules and Tariff Rules and any publicly-announced bidding, offering or operating procedures of Utility, and this Contract may be supplemented as appropriate.

The agreement(s) specifying the terms and conditions for any or all of the above services requested by Customer shall be attached to the Contract as a "Schedule" (and incorporated herein by reference) using the alphabetical designation provided above. To the extent a particular service is not selected initially (or if terminated subsequently), a Schedule shall be attached stating that such service is "not applicable." To the extent that for any reason Customer desires to obtain the above services on a facility-by-facility basis, separate agreements shall be attached as separate Schedules and designated, e.g., "Schedule A-1," "Schedule A-2," etc., depending on the service applicable.

Although the various services are compiled under this Contract for administration and other considerations, each service provided by Utility to Customer is separate and independent from all other services. Thus, the breach of the agreement for one service under a Schedule attached hereto shall not result in the breach of, or excuse performance under, another agreement for another service attached as a Schedule to this Contract. Likewise, there shall be no offset between any amounts claimed to be payable or due under one Schedule against amounts claimed to be payable or due under another Schedule.

Section 3 - Interpretation

In the event of any conflict between the provisions of this Contract and the provisions of any Schedule, the provisions of such Schedule shall be deemed to control; provided, however, notwithstanding the foregoing, this Contract and the Schedules attached hereto shall at all times be subject to (a) Utility's Tariff Rate Schedules and Tariff Rules, (b) all rules, regulations, decisions and orders of the CPUC, and ~(c) all other governmental laws, regulations, and decisions (including by a court) applicable to this Contract and/or the Schedules attached hereto, as each of the foregoing my be in effect from time to time.

Section 4- Billing Payments

All bills rendered by Utility shall be paid by Customer within nineteen (19) days after the billing date to Utitity's depository specified below (which may be changed by Utility on ten (10) days prior written notice). One master billing may be made by Utility for all services provided under this contract (including all Schedules attached hereto) after 1993 as mutually agreed. Such billing shall be sent to Customer at the following location:

                  SAN DIEGO GAS & ELECTRIC
                  P.O. BOX 1831
                  SAN DIEGO, CA 92112-4150
                  Attn :   ACCOUNTING SUPERVISOR

Additional copies of billings shall also be sent to the following facility location(s) of Customer:

                  SAN DIEGO GAS & ELECTRIC
                  P.O. BOX 1831
                  SAN DIEGO, CA 92112-4150
                  Attn      Fuel Supervisor

The parties recognize that billings may be subject to adjustment in subsequent periods during the term hereof or after the expiration of this Contract (or any Schedule) to reflect subsequent reconciliations with the records of interstate transporters or third parties delivering gas in California for Customer.

All payments by Customer shall be made for the account of Utility to the following address:

                  Southern California Gas Company
                  P.O. BOX C
                  MONTEREY PARK, CA 91756


Form 6597 - Revised 6/22/93             2               Contract

<PAGE BREAK>
Section 5 - Notices/Information

All notices, requests or demands by either party shall be given in writing as specified in the effective Schedules attached hereto except that notices of changes to Section 4 shall be sent to the Master Billing Address of Customer for changes in Utility's depository and to Utility at the address provided below for changes in the Master Billing Address:

                  Southern California Gas Company
                  P.O. BOX 3249
                  LOS ANGELES, CA 90051-1249
                  Attn :  Ms. Gwen R. Marelli, Wholesale Mkt Sales
                          Mgr.

Section 6 - Legal Provisions

(A) Interpretation - The interpretation and performance of any contracts for gas service shall be in accordance with the laws of the State of California, and the orders, rules and regulations of the Public Utilities Commission of the State of California, in effect from time to time.

(B) Amendment or Modification - Except as required to conform with California law and the orders, rules and regulations of the Public Utilities Commission of the State of California (which retains continuing jurisdiction over this Contract and the Schedules attached hereto), no amendment or modification shall be made to this Contract except by an instrument in writing executed by all parties thereto, and no amendment or modification shall be made by course of performance, course of dealing or usage of trade.

(C) Waiver - No waiver by any party of one or more defaults under this Contract shall operate or be construed as a waiver of any other default or defaults, whether of a like or different character.

(D) Damages - No party under this Contract shall be assessed any special, punitive, consequential, incidental, or indirect damages, whether in contract or tort, for any actions or inactions arising from or related to this Contract.

(E) Assignment - This Contract (or any rights or obligations related thereto) shall not be assigned without the prior written consent of Utility, which consent shall not be withheld unreasonably (but Utility may require that any assignee confirm in writing its assumption of the rights and obligations of its predecessor).

(F) Hinshaw Exemption - In the event that any governmental entity (including a court) issues an order or rule which would result in the loss of Utitity's Hinshaw Exemption from Federal regulations if this Contract entered into by Utility remains in effect, Utility may terminate this Contract.

The foregoing provisions (A) through (F) shall be superseded to the extent such matters are covered by Utitity's Tariff Rule 4, as in effect from time to time.

IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Contract in two (2) duplicate original copies.

SAN DIEGO GAS & ELECTRIC           SOUTHERN CALIFORNIA GAS COMPANY

By <signed>                        By <signed>
                                      Ms. Gwen R. Marelli

Title: Sr. Vice President-Energy   Title: Wholesale Mkt Sales Mgr.
       Supply






Form 6597 - Revised 2/11/93               3            Contract #
MASTER SERVICES CONTRACT

SCHEDULE A

INTRASTATE TRANSMISSION SERVICE

ACCOUNT NUMBER 18-3501-001-951-1

This Agreement is entered into by and between Southern California
Gas Company ("Utility")and SAN DIEGO GAS & ELECTRIC ("Customer") as of the 29th day of JUNE, 1998 . This Agreement shall be attached to and incorporated as a Schedule in the Master Services
Contract ("MSC") executed by the Parties.

NOW THEREFORE, in consideration of the promises and mutual undertakings set forth herein, the parties agree as follows:

Section I - Scope

A. Intent
This Agreement sets forth the general terms and conditions under which Utility will transport gas, or transport and procure gas, for customer in California pursuant to Utility's applicable Tariff Rate Schedules and Tariff Rules ("Tariffs") on file with Public Utilities Commission of the State of California ("CPUC"), as each are in effect from time to time.
To the extent not inconsistent herewith, the provisions of ~MSC are incorporated by reference in this agreement. All transmission services by Utility shall be paid for by Customer at the rates specified in the applicable Tariffs, except as otherwise specified herein. Nothing in this Agreement shall be construed as preventing Utility and Customer from mutually agreeing to conditions which are more stringent than set forth in the Tariffs.

B. Effective Date/Term
(1) The Effective Date of this Agreement shall be as of 6:00 AM on JULY 1st, 1998.
(2) The initial term of this Agreement shall end on JULY 1st, 2000.
At the end of the initial term, this Agreement shall continue thereafter on a month to month basis unless terminated by written notice from one party to the other given not less than twenty (20) days prior to the last day of the initial term of any month thereafter.

Section 2 - Services Provided and Redelivery Locations
Customer has requested and agreed to pay for, and Utility has determined that Customer is qualified for transmission services to the following locations (the data provided will be utilized by Utility in determinations regarding curtailment) and any special sequencing of redelivery conditions should be noted in Section 9(E):

Form 6597-1 - original 1/12/93               Contract #   92820
                               Facility A

Facility Name            SAN DIEGO GAS % ELECTRIC
Account Number           18-3501-001-951-1
Address                  0001 RAINBOW STATION
                         MORENO VALLEY, CA 92360
SIC Code                 4939 Combination utilities, nec

Mail copy of Bill to this Facility:    NO

Supplemental Facility Account Number(s):
18-3501-001-950-1        18-8334-455-952-1       18-8339-190-603-1
Full Requirements        YES      (Noncore only)

                         Facility Customer Contacts

                 Operations                      Emergency

Name:        Operations Control          Name:   Scott Ferguson
Title :      Supervisor                  Title : Director,
                                                 Gas Department
Address:     3494 E. PICO BLVD.         Address: P.O. BOX 1831
             LOS ANGELES, CA 90023-3003          SAN DIEGO, CA
                                                 92112
Tel. No:     323/266-5938               Tel. No: (619) 549-6503
Fax No :     323/269-5345               Fax No:  (619) 549-6522

Customer shall notify Utility in the event of any change in the gas requirements or notification designations for this facility. If Customer receives its full requirements under Core Subscription in the event during any month Customer utilizes gas in excess of the following monthly scheduled quantity, such usage shall be treated as reserved capacity for the entire year.




















Form 6597-1 - Original 1/12/93      - 2 -      Contract #    92820
                         Sequence 01
                       Billing Schedule
                                                       Otherwise
Rate                    Net     Transmission Rates     Applicable
Schedule  Priority      Billed  Tariff/Negotiated      Rate

GT-F8     FIRM          N/A     -TARIFF-

                         Term:  2 YEARS

               Monthly Scheduled Quantity (Therms)
Jan  85,340,000                                   Jul  48,443,000
Feb  73,683,000                                   Aug  46,589,000
Mar  63,310,000                                   Sep  44,675,000
Apr  56,822,000                                   Oct  50,716,000
May  49,998,000                                   Nov  60,286,000
Jun  46,523,000                                   Dec  90,338,000

Annual Quantity 716,723,000               Use or Pay Aggregator NO
(Only applies to firm rates under partial requirements)

Customer's regular days for operations under this sequence are:

M (X)  T (X)  W (X)  Th (X)  F (X)  Sat (X)  Sun (X)


Form 6597-1 - Original 1/12/93       - 3 -      Contract #  92820
<Page Break>
Section 3 - Other Existing Transportation/Exchange Arrangements

(1) Customer has existing intrastate transportation/exchange arrangements with Utility:
(2) Date of Arrangement:
(3) Term of Arrangement:
(4) This Agreement shall have no impact on such existing arrangement except:

Section 4 - Transportation Delivery Options

Customers "Order Control Code" (OCC) for gas transportation by
Utility is :  SO5.

A. Transportation Delivery Points

Gas may be delivered to Utility for transportation for Customer's account at the following interconnection delivery points on Utility's pipeline facilities.

Gaviota Gas Plant Intertie with SoCalGas near outlet of the Chevron onshore treating facility
South Coles Levee Intertie with SoCalGas at point near the outlet of the South Coles Levee Plant
3p Gasoline Extraction Plant Intertie with SoCalGas at Kettleman
Hills
PG and E Intertie with SoCalGas at Kern River Station
El Paso Natural Gas Intertie with SoCalGas at Topock
PG and E Intertie with SoCalGas at Kettleman
PG and E Intertie with SoCalGas at Elk Hills
PG and E Intertie with SoCalGas at Topock
El Paso Natural Gas Intertie with SoCalGas at Blythe
PG and E Intertie with SoCalGas at Elk Pisgah
Transwestern Intertie with SoCalGas at Needles
Carpenteria Gas Plant Intertie with SoCalGas and junction of Carpenteria Ave. and U.S. Hwy 101
Kern/Mojave Intertie with SoCalGas at Wheeler Ridge

Priority of access to any Delivery Point shall be as set forth in the Tariffs or as otherwise established by the CPUC.

B. Operations

All nominations, confirmations, and other operating procedures for transportation services shall be subject to the rules and conditions established therefor by Utility. Customer shall be responsible for obtaining, and subject to any liability or loss regarding, any upstream transportation prior to the receipt of gas by Utility for Customer's account, except for core and core-subscription usage. Customer's failure to obtain firm upstream transportation rights to ensure delivery to Utility shall not be deemed to be a condition of Force Majeure.

Any deviations from a standard 5 or 7 day week should be noted in
Section 9(E).

Section 5 - Service Interruption Credit

The firm transportation services by Utility under this Agreement may be subject to the applicable "Service Interruption Credit" as set forth in Utility's Tariffs.

Section 6 - Billing and Payment

Billing and Payment for services hereunder shall be as provided in Utility's applicable Tariffs, with payment due from Customer to Utility not later than 19 days following the date of Utility's invoice. Any special billing instructions should be noted in
Section 9(E).


Form 6597-1 - Original 1/12/93       - 4 -       Contract #  92820
<Page Break>
Section 7 - Imbalances

Utility shall provide Customer with an imbalance service in connection with transportation of gas hereunder pursuant to Tariff Rate Schedule G-IMB, as in effect from time to time (or any successor thereto). Any applicable imbalance charges shall be charged to Account Number: 18-3501-001-951-1.
For any Customer utilizing the services of a Contracted Marketer, a summary of transactional activities shall be provided to the following designated account: N/A.

Section 8 - Transfer of Rights

Subject to Section 9(A), this Agreement and the rights and obligations hereunder shall only be transferred or assigned with the prior written consent of Utility which shall not be withheld unreasonably, provided that any successor first established its "creditworthiness" and assumes such contractual rights and obligations in writing.

Section 9 - Miscellaneous

A. Representatives - Customer shall utilize the services of:
(1) Contracted Marketer :  N/A
    Authorized to access Customer's meter usage:  N/A
    Will nominate on Customer's behalf:  N/A
    Will trade on Customer's behalf:  N/A

(2) Agent :  N/A
    Authorized to access Customer's meter usage:  N/A
    Will nominate on Customer's behalf:  N/A
    Will trade on Customer's behalf:  N/A

(3) Use or Pay Aggregator:  N/A
Aggregators will automatically be authorized to access Customer's meter usage. To the extent applicable, appropriate authorization by Customer (including the the terms and conditions thereof) have been attached to MSC and are incorporated by reference (as supplemented from time to time) in this Agreement.

If Customer designates a Marketer or Agent, any communications made by such Marketer/Agent shall be binding on Customer and shall prevail in any conflict during the period such authorization remains in effect. Such authorization shall remain in effect for the term of this Agreement unless otherwise specified in the initial authorization, or unless terminated pursuant to notification received written by the Utility. In order for a Marketer/Agent to nominate on Customer's behalf, such designated Marketer/Agent must be so designated by the 20th of month preceding any particular nomination.


Form 6597-1 - Original 1/12/93       - 5 -       Contract #  92820
<Page Break>
B. Contacts/Notices:

All day to day contacts with Customer shall be as specified for each Facility above. Operating contacts to be used by customer with Utility shall be:


Operations/Emergency                        Customer Service
Contact Title:                        Contact Title:
Gas Transactions Manager              Wholesale Mkt Sales Mgr.
Telephone No: (213) 244-3900          Telephone No: (213) 244-3701
Fax No: N/A                           Fax No: (213) 244-8222

Any written notices from one party to the other affecting this Agreement shall be sent to the following locations (unless changed by seven days prior written notice):

Customer                                    Utility
SAN DIEGO GAS & ELECTRIC           Southern California Gas Company
P.O. BOX 1831                      P.O. BOX 3249
SAN DIEGO, CA  92112               LOS ANGELES, CA 90051-1249
Attn:                              Attn: MS.  Gwen R. Marelli
Title: Fuel Supervisor             Title: Wholesale Mkt Sales Mgr.

C. Definitions: All definitions set forth in the Tariffs, including without Limitation Utility Rule 1, are incorporated herein by reference as if set forth in full.

D. Miscellaneous Legal Provisions: The miscellaneous legal provisions in Section 6 of the MSC are incorporated by reference herein as if set forth in full, except to the extent such Section
6 is superseded by Utitity's Tariff Rule 4.

E. Special Conditions : The following special conditions of service are applicable hereto:

In addition to OCC S05 in Section 4, OCC S05A also applies.

IN WITNESS WHEREOF, the authorized representatives of the parties have executed two duplicate original copies hereof.
Customer                                    Utility
Name :                             Name:
SAN DIEGO GAS & ELECTRIC           Southern California Gas Company
By: <signed>                       By: <signed>
                                       Ms.  Gwen R. Marelli
Title :                            Title:
Sr. Vice President-Energy Supply   Wholesale Mkt Sales Mgr.








Form 6597-1 - original 1/12/93        - 6 -      Contract #  92820